EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement filed on Form S-1 registering 2,000,000 shares of common stock and 2,000,000 redeemable common stock purchase warrants.


                                          ARTHUR ANDERSEN LLP


New York, New York
June 17, 1996